Exhibit 10.1(D)

AMENDMENT NO. 3 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment No. 3”), dated as of May 15, 2006, by and among J. Crew Operating Corp., a Delaware corporation (“Operating”), J. Crew Inc., a New Jersey corporation (“J. Crew”), Grace Holmes, Inc., a Delaware corporation doing business as J. Crew Retail (“Retail”), H.F.D. No. 55, Inc., a Delaware corporation doing business as J. Crew Factory (“Factory”, and together with J. Crew, Retail and Operating, each individually a “Borrower” and collectively, “Borrowers”), J. Crew Group, Inc., a Delaware corporation (“Parent”), Madewell Inc., a Delaware corporation (“Madewell”) and J. Crew International, Inc., a Delaware Corporation, (“JCI”, and together with Parent and Madewell, each individually a “Guarantor” and collectively, “Guarantors”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, a national banking association, in its capacity as administrative agent and collateral agent for Lenders pursuant to the Loan Agreement (in such capacity, “Agent”).

WITNESSETH:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 23, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Consent to Amended and Restated Loan and Security Agreement dated as of May 11, 2006, Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of October 10, 2005 and Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of May 15, 2006 (as the same is amended and supplemented hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”);

WHEREAS, Operating intends to obtain term loans under the Term Loan Credit Facility (as hereinafter defined) in the original principal amount of $285,000,000, which may be increased to $385,000,000 at Operating’s option in certain circumstances;

WHEREAS, Parent intends to redeem all of the remaining balance of the Senior Discount Debentures held by third parties in the aggregate principal amount not to exceed $22,000,000, using funds available to Parent for such purpose to the extent not prohibited under the Financing Agreements and to cancel the remaining balance of the Senior Discount Debentures held by Parent in the aggregate principal amount not to exceed $121,000,000;

WHEREAS, Operating intends to repurchase all or a portion of the 9 3/4% Notes (as hereinafter defined) issued by Operating pursuant to a tender offer and consent solicitation by Operating and thereafter to redeem any 9 3/4% Notes that remain outstanding;

WHEREAS, in connection with the transactions described above, Borrowers and Guarantors have requested that Agent and Lenders consent thereto and agree to certain amendments to the Financing Agreements; and

WHEREAS, Agent and Lenders are willing to provide such consents and agree to such amendments to the extent, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

(a) “Amendment No. 3” shall mean Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of May 15, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

(b) “Black Canyon Supplemental Indentures” shall mean, collectively, (i) the First Supplemental Indenture, dated as of October 17, 2005, by and among, among Operating, as issuer, the Black Canyon Guarantors and Noteholder Collateral Agent in its capacity as trustee thereunder and (ii) the Second Supplemental Indenture, dated as October 17, 2005, by and among Operating, as issuer, the Black Canyon Guarantors and Noteholder Collateral Agent in its capacity as trustee thereunder.

(c) “Net Cash Proceeds” shall mean the aggregate cash proceeds payable to any Borrower or Guarantor as proceeds of any loans or other financial accommodations provided to any Borrower or Guarantor or as proceeds from the issuance and/or sale of any Capital Stock, in each case net of the reasonable and customary direct costs relating to such loans or other financial accommodation or issuance and/or sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements). Net Cash Proceeds shall exclude any non-cash proceeds received from any issuance and/or sale or other transaction, but shall include such proceeds when and as converted by any Borrower or Guarantor to cash or other immediately available funds.

(d) “9 3/4% Note Redemption Date” shall mean the date on which all remaining 9 3/4% Notes have been redeemed and cancelled, but in no event after June 30, 2006.

(e) “9 3/4% Note Redemption Documents” shall mean, collectively, the notices of redemption to be delivered in connection with the redemption of the 9 3/4% Notes and all other agreements, documents and instruments related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(f) “5.0% Note Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of May 15, 2006, by and among TPG-MD, as lender, Operating, as borrower, and J. Crew, Retail, Factory and JCI, as guarantors, and Parent, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(g) “Revolving Loan Priority Collateral” shall have the meaning set forth on Schedule A to Amendment No. 3.

(h) “Senior Discount Debenture Notice Date” shall mean the date on which Parent delivers a notice of redemption relating to the outstanding Senior Discount Debentures held by Persons other than Parent, but in no event after May 31, 2006.

(i) “Senior Discount Debenture Redemption Date” shall mean the date on which all the Senior Discount Debentures have been redeemed and cancelled, but in no event after July 31, 2006.

(j) “Senior Discount Debenture Redemption Documents” shall mean, collectively, the notices of redemption to be delivered in connection with the redemption of the Senior Discount Debentures and all other agreements, documents and instruments related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(k) “Term Loan Agent” shall mean Goldman Sachs Credit Partners, L.P., a limited partnership registered in Bermuda, and any successor or replacement administrative agent under the Term Loan Documents.

(l) “Term Loan Agreement” shall mean the Credit Agreement, dated on or about the Term Loan Closing Date, between Operating, as borrower, the Term Loan Guarantors, the lenders named therein and Term Loan Agent, as administrative agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(m) “Term Loan Closing Date” shall mean the date on which the Term Loan Agreement has been executed and delivered by the parties thereto and is in full force and effect, but in no event after May 31, 2006.

(n) “Term Loan Collateral Account” shall mean the investment account which is a restricted account maintained by Operating with Term Loan Agent, an affiliate of Term Loan Agent or at a financial institution otherwise designated by Term Loan Agent into which Parent or Operating shall have deposited (i) proceeds of the Term Loan Credit Facility in an amount not less than the amount necessary to prepay or redeem any 9 3/4% Notes that shall remain outstanding immediately following the Term Loan Closing Date and (ii) such other amounts to be utilized for such purposes as expressly permitted under this Agreement; and which investment account is established and used solely for the purpose of holding such proceeds and such other amounts and at all times shall be subject to the first priority perfected security interest of Term Loan Agent.

(o) “Term Loan Credit Facility” shall mean the financing arrangements provided to Operating under the Term Loan Documents.

(p) “Term Loan Documents” shall mean, collectively the following (as the same may now or hereafter exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (i) the Term Loan Agreement (including any loan notes and loan guarantees issued thereunder), (ii) the Term Loan Security Agreement, (iii) the Term Loan Intercreditor Agreement, and (iv) all other agreements, documents and instruments now existing or at any time hereafter executed and/or delivered by Operating, any Term Loan Guarantor or any other person in connection therewith; sometimes being referred to herein individually as a “Term Loan Document”.

(q) “Term Loan Funding Date” shall mean the date of the initial funding of the term loans under the Term Loan Agreement, but in no event after May 31, 2006.

(r) “Term Loan Guarantors” shall mean, collectively, Parent, Factory, JCI, J. Crew, Retail, J. Crew Virginia, Inc. and any Restricted Subsidiary (as defined in the Term Loan Agreement) of Operating or its Subsidiaries formed after the Term Loan Closing Date, that guarantees the Indebtedness under the Term Loan Agreement, and their respective successors and assigns; sometimes being referred to individually as a “Term Loan Guarantor”.

(s) “Term Loan Incremental Advance” shall mean a one-time advance of up to $100,000,000 as provided for in the Incremental Advance Commitment Letter, dated April 24, 2006, among Operating, Term Loan Agent, Bear Stearns Corporate Lending Inc. and Wachovia Bank, National Association.

(t) “Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, dated on or about the Term Loan Closing Date, by and among Agent, Term Loan Agent, Operating, and the Term Loan Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(u) “Term Loan Security Agreements” shall mean, collectively, (i) the Pledge and Security Agreement (Term Loan), dated on or about the Term Loan Closing Date, by Operating and the Term Loan Guarantors in favor of Term Loan Agent and (ii) any trademark, patent, copyright and any other security agreements, documents and instruments entered into in connection therewith; sometimes being referred to individually as a “Term Loan Security Agreement”.

(v) “TPG-MD” shall mean TPG-MD Investment, LLC, a Delaware limited liability company, and its successors and assigns.

1.2 Amendment to Definitions.

(a) As of the date hereof, all references to the term “Agreement” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the Loan Agreement as such term is defined herein.

(b) As of the date hereof, all references to the term “Black Canyon Guarantors” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition, and not in limitation, Parent.

(c) As of the Term Loan Funding Date, all references to the term “Borrowing Base” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, at any time, the amount equal to:

(i) the lesser of:

(A) the sum of:

(1) the amount equal to ninety (90%) percent of Eligible Credit Card Receivables; plus

(2) the amount equal to the lesser of: (aa) ninety (90%) percent multiplied by the Value of each category of Eligible Inventory of each Borrower or (bb) during the period from September 1 of any year through and including November 30 of such year, ninety-two and one-half (92.5%) percent of the Net Recovery Percentage as to each category of Eligible Inventory of each Borrower multiplied by the Value of such category of Eligible Inventory of such Borrower, and at all other times, ninety (90%) percent of the Net Recovery Percentage as to each category of Eligible Inventory of each Borrower multiplied by the Value of such category of Eligible Inventory of such Borrower; plus

(3) the Real Property Availability, and

(B) the Maximum Credit,

minus

(ii) Reserves.

(d) As of the Term Loan Closing Date, all references to the term “Change of Control” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition, and not in limitation, a “Change of Control” as such term is defined in the Term Loan Agreement.

(e) As of the date hereof, all references to the term “Financing Agreements” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 3, and all other agreements documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Agent, any Lender or any other person in connection with the Obligations.

(f) As of the Term Loan Funding Date, all references to the term “Real Property Availability” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean $7,410,000; provided, that, the Real Property Availability shall be reduced automatically and without further action by the parties effective as of the first day of each month, commencing on June 1, 2006 by an amount equal to $88,214.

1.3 Interpretation. For purposes of this Amendment No. 3, all terms used herein, including those terms used or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

Section 2. Consents.

2.1 Consent to Transactions. Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to the following (collectively, the “Transactions” and individually a “Transaction”):

(a) the execution and delivery by Borrowers and Term Loan Guarantors of the Term Loan Documents and the grant of the security interests and the guaranties provided for therein and the incurrence of the obligation to pay any upfront, funding or commitment fees as provided for therein (but not for purposes of this clause (a) any Indebtedness arising pursuant to the term loans contemplated thereunder);

(b) the Indebtedness of Borrowers and Term Loan Guarantors arising pursuant to the initial funding of the term loans under the Term Loan Documents on the Term Loan Funding Date;

(c) the repurchase by Operating of the 9 3/4% Notes on the 9 3/4% Note Tender Offer Closing Date pursuant to the 9 3/4% Note Tender Offer Documents (and the cancellation of the notes so repurchased), using a portion of the Net Cash Proceeds of the Term Loan Credit Facility and other funds available to Operating for such purpose;

(d) the redemption by Operating of the 9 3/4% Notes that remain outstanding, if any (and the cancellation of the notes so redeemed), after the repurchase of the 9 3/4% Notes pursuant to the 9 3/4% Note Tender Offer Documents on the 9 3/4% Note Redemption Date pursuant to the 9 3/4% Note Redemption Documents, using a portion of the Net Cash Proceeds of the Term Loan Credit Facility and other funds available to Operating for such purpose held in the Term Loan Collateral Account;

(e) the cancellation by Parent of the Senior Discount Debentures held by Parent, as successor by merger to J. Crew Intermediate LLC;

(f) the redemption by Parent of all of the remaining balance of the Senior Discount Debentures on the Senior Discount Debenture Redemption Date pursuant to the Senior Discount Debenture Redemption Documents, using funds available to Parent for such purpose;

(g) the execution and delivery of the 5.0% Note Credit Agreement and the execution and delivery of the notes, note guarantees and any other documents provided for thereunder; and

(h) as of the Term Loan Funding Date, (i) the establishment by Operating of the Term Loan Collateral Account, (ii) the grant of a security interest thereon solely to Term Loan Agent, (iii) the deposit in the Term Loan Collateral Account by Operating of the Net Cash Proceeds from (A) the Term Loan Credit Facility and (B) other funds available to Operating for such purpose to the extent not prohibited hereunder or under the other Financing Agreements, provided, that, the aggregate amount at any time deposited into the Term Loan Collateral Account shall be equal to the amount necessary to prepay or redeem any 9 3/4% Notes that shall remain outstanding immediately following the Term Loan Funding Date and (iv) in the event that any funds remain in the Term Loan Collateral Account on the date that is forty-five (45) days after the Term Loan Funding Date that have not been applied to prepay or redeem the 9 3/4% Notes, the prepayment of principal of the Indebtedness under the Term Loan Documents with such funds.

2.2 Limitations. Nothing contained in Section 2.1 shall be construed to waive, modify or limit any of the representations, warranties and covenants with respect to any of the Transactions to the extent set forth in this Amendment No. 3.

Section 3. Amendments to Loan Agreement.

3.1 Collateral. As of the Term Loan Funding Date, Section 5.1(b) of the Loan Agreement is hereby amended to add a new subsection (b)(iii) as follows: “(iii) or the Term Loan Collateral Account”.

3.2 Financial Statements and Other Information. As of the Term Loan Funding Date, Section 9.6 of the Loan Agreement is hereby amended by deleting subsection (a)(i) thereto in its entirety and substituting the following therefor:

“(i) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and unaudited consolidating financial statements (consisting of balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in accordance with GAAP the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter, certified by the chief financial officer or controller of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such quarter, whether Borrowers and Guarantors are in compliance with the covenants set forth in Sections 9.18 and 9.19 of this Agreement for such quarter; provided, that, (A) at any time after Excess Availability is less than $20,000,000 or a Default or Event of Default exists or has occurred, upon the request of Agent, Borrowers and Guarantors shall furnish, or cause to be furnished, to Agent thereafter, within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and unaudited consolidating financial statements (consisting of balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in accordance with GAAP the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified by the chief financial officer or controller of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors are in compliance with the covenants set forth in Sections 9.18 and 9.19 of this Agreement for such month and (B) Borrowers agree to furnish Agent with unaudited consolidated financial statements (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and unaudited consolidating financial statements (consisting of balance sheets and statements of income and loss) of Parent and its Subsidiaries at such times as such information is required to be furnished to the Term Loan Agent under the Term Loan Agreement if more frequently than quarterly.”

3.3 Encumbrances.

(a) As of the 9 3/4% Note Tender Offer Closing Date, Section 9.8(n) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “intentionally omitted”.

(b) As of the Term Loan Closing Date, Section 9.8(o) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “intentionally omitted”.

(c) As of the Term Loan Closing Date, Section 9.8 of the Loan Agreement is hereby amended by adding the following new subsection (p) at the end thereof:

“(p) the security interests and liens of Term Loan Agent in the Collateral pursuant to any Term Loan Security Agreement to secure the Indebtedness of Operating and the Term Loan Guarantors under the Term Loan Documents to the extent such Indebtedness is permitted under Section 9.9(w) hereof, which security interests and liens of the Term Loan Agent are and shall at all times be junior and subordinate to the security interests and liens of Agent pursuant to and to the extent provided in the Term Loan Intercreditor Agreement as to the Revolving Loan Priority Collateral.”

3.4 Indebtedness.

(a) As of the Senior Discount Debenture Redemption Date, Section 9.9(j) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “intentionally omitted”.

(b) As of the Term Loan Closing Date, Section 9.9(o) of the Loan Agreement is hereby amended by deleting the wording prior to the proviso and substituting the following therefor: “(o) Indebtedness of Parent and Operating, as the case may be, arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under Section 9.9(j), 9.9(q), 9.9(r), 9.9(s) or 9.9(w) hereof (the “Refinancing Indebtedness”);”.

(c) As of the 9 3/4% Note Redemption Date, Section 9.9(o) is hereby further amended by deleting the wording prior to the proviso and substituting the following therefor: “(o) Indebtedness of Parent or Operating, as the case may be, arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under Section 9.9(j), 9.9(q) or 9.9(w) hereof (the “Refinancing Indebtedness”);”.

(d) As of the Senior Discount Debenture Redemption Date, Section 9.9(o) is hereby further amended by deleting the wording prior to the proviso and substituting the following therefor: “(o) Indebtedness of Parent or Operating, as the case may be, arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under Section 9.9(q) or 9.9(w) hereof (the “Refinancing Indebtedness”);”.

(e) As of the 9 3/4% Note Redemption Date, Section 9.9(r) of the Loan Agreement is hereby deleted in its entirety and the following substitute therefor: “intentionally omitted”.

(f) As of the 9 3/4% Note Redemption Date, Section 9.9(s) of the Loan Agreement is hereby deleted in its entirety and the following substitute therefor: “intentionally omitted”.

(g) As of the Term Loan Closing Date, Section 9.9(t) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “intentionally omitted”.

(h) As of the Term Loan Closing Date, Section 9.9(u) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “intentionally omitted”.

(i) As of the Term Loan Closing Date, Section 9.9 of the Loan Agreement is hereby amended by adding a new Section 9.9(w) and 9.9(x) at the end thereof as follows:

“(w) Indebtedness of Operating and the Term Loan Guarantors for the upfront funding or commitment fees as provided under the Term Loan Documents and Indebtedness of Operating and the Term Loan Guarantors arising under the Term Loan Agreement, provided, that:

(i) the aggregate principal amount of such Indebtedness arising on the Term Loan Funding Date shall not exceed $285,000,000, less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon and fees accrued thereunder as provided for in the Term Loan Agreement, except, that, at the option of Borrowers, the aggregate principal amount of such Indebtedness outstanding may be increased, provided, that, (A) Agent shall have received not less than three (3) Business Days’ prior written notice of the intention of Borrowers to exercise such option, which notice shall specify the then current amounts of such Indebtedness, the amount of such increase and such other information with respect thereto as Agent may reasonably request, (B) each of the conditions to any such increase under the terms of the Term Loan Agreement as in effect on date of Amendment No. 3 have been satisfied or waived and Agent shall have received from Borrowers such evidence thereof as Agent may request, (C) such Indebtedness shall be on the same terms and conditions as the Indebtedness of Borrowers under the Term Loan Agreement or terms and conditions more favorable to Borrowers and Guarantors, (except that, an increase in the “Applicable Margin” or similar component of the interest rate of any tranche thereof by up to three (3%) percent per annum from the rate specified for the “Applicable Margin” or such component of the interest rate in the Term Loan Agreement as in effect on the date of Amendment No. 3 (excluding increases resulting from the accrual of interest at the default rate) shall be permitted) and subject in all respects to the Term Loan Intercreditor Agreement or other intercreditor agreements no less favorable to Agent in any respect, (D) Agent shall receive written confirmation from Borrower Agent that Borrowers have received the proceeds of the loans in immediately available funds giving rise to such increase in Indebtedness promptly upon the receipt thereof and the amount of such funds, (E) in no event shall the aggregate principal amount of all such increases exceed an amount equal to $100,000,000, (F) after giving effect to any such increase, Excess Availability shall be not less than $20,000,000 and (G) as of the date of such increase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except (A) regularly scheduled payments of interest and fees, if any, in respect of such Indebtedness when due in accordance with the terms of the Term Loan Agreement, and any reasonable and customary fees required to be paid to lenders or holders of the Indebtedness of Operating under the Term Loan Documents, (B) regularly scheduled payments of principal, and mandatory prepayments of principal, together with accrued interest, fees and premiums, if any with respect to such mandatory prepayment of principal (including in the event that any funds remain in the Term Loan Collateral Account on the date that is forty-five (45) days after the Term Loan Funding Date and have not been applied to prepay or redeem the 9 3/4% Notes, the prepayment of principal under the Term Loan Documents with such funds in the Term Loan Collateral Account), in respect of such Indebtedness in each case when due in accordance with the terms of the Term Loan Agreement (except that for mandatory prepayments required pursuant to the sale or other disposition of assets or as a result of insurance proceeds, Operating shall exercise its option to reinvest proceeds from such sale or other disposition or insurance rather than make a mandatory prepayment thereunder to the extent permitted under, and in accordance with, the terms of the Term Loan Agreement) and (C) payments permitted under clause (iv) below of this Section 9.9(w),

(iii) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change, in each case, any terms of such Indebtedness or any of the Term Loan Documents or any related agreements, documents and instruments, so as to (A) increase the sum of the then outstanding aggregate principal amount of such Indebtedness in excess of (1) $313,500,000 in the event Operating has not exercised its option to obtain the Term Loan Incremental Advance or (2) in the event that Operating has exercised its option to obtain the Term Loan Incremental Advance, the sum of (1) $285,000,000 plus (2) the Term Loan Incremental Advance plus (3) an amount equal to ten (10%) percent of the sum of (x) 285,000,000 plus (y) the Term Loan Incremental Advance; (B) increase the “Applicable Margin” or similar component of the interest rate by more than three (3%) percent per annum (excluding increases resulting from the accrual of interest at the default rate) or increase the aggregate amount of any fees (other than one-time fees or fees charged in respect of amendments, waivers or consents) by more than $100,000 in any twelve (12) month period, or frequency of payment of any fees provided for in the Term Loan Agreement (except that Operating may increase the frequency of payment of any fees from quarterly to monthly); (C) shorten the scheduled maturity of the Term Loan Agreement or any refinancing thereof; (D) modify (or have the effect of a modification of) the terms of payment, including the regularly scheduled payments of principal or mandatory prepayment provisions of the Term Loan Agreement, in a manner that increases the amount of any of such payments or frequency of any of such payments, or requires additional mandatory prepayments or limits the rights of Borrowers and Guarantors with respect thereto or is otherwise adverse to Agent and Lenders, except that Operating may modify such terms of payment to increase the aggregate amount of regularly scheduled payments of principal in any year in respect thereof by no more than $500,000 in any year or (E) in any manner adverse to Agent and Lenders, modify (or have the effect of a modification of) the granting clauses (and the exclusions therefrom) of any Term Loan Document that is a collateral document (or the definitions of the terms contained in any such granting clauses), and

(iv) Borrowers and Guarantors shall not, directly or indirectly, voluntarily prepay, redeem, retire, defease, purchase or otherwise acquire all or any part of such Indebtedness other than at maturity (as set forth in the Term Loan Agreement), or set aside or otherwise deposit or invest any sums for such purpose, or otherwise make any optional prepayment in respect thereof, except that

(A) Borrowers or Guarantors may prepay, redeem, retire, defease, purchase or otherwise acquire all or any part of such Indebtedness with Refinancing Indebtedness with respect thereto to the extent permitted under Section 9.9(o) hereof,

(B) Borrowers or Guarantors may prepay, redeem, retire, defease, purchase or otherwise acquire all or any portion of such Indebtedness with the Net Cash Proceeds of the issuance and sale of Capital Stock of Parent or Operating permitted hereunder received by such Borrower or Guarantor in cash or other immediately available funds; provided, that, as of the date of any such prepayment, redemption or purchase or any other payment in respect thereof and after giving effect thereto, (1) Borrowers and Guarantors shall have complied with all of the requirements of Sections 9.7(b)(iii)(A), (B), (C) and (E) with respect to such issuance and sale of Capital Stock and in addition to such requirements, the notice provided to Agent pursuant thereto shall specify that the proceeds are to be used for the redemption, retirement, defeasance, purchase or acquisition of all or any part all of such Indebtedness (and shall specify which of the foregoing is intended), the maximum amount that Borrowers and Guarantors will pay in respect thereof and the range of the principal amount of such Indebtedness that Borrowers and Guarantors anticipate will be so redeemed, retired, defeased, purchased or otherwise acquired, (2) the prepayment, redemption, retirement, defeasance, repurchase or acquisition of all or any part of such Indebtedness shall be substantially contemporaneous with the issuance and sale of the Capital Stock of Parent or Operating subject to such notice provided to Agent, (3) as of the date of any such payment and after giving effect thereto, there shall be Excess Availability of not less than $20,000,000, and (4) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

(C) Borrowers or Guarantors may prepay, redeem or repurchase such Indebtedness in cash or other immediately available funds (other than with the Net Cash Proceeds of the issuance and sale of Capital Stock of Parent or Operating as provided in clause (B) above); provided, that, (1) Borrower Agent shall have provided to Agent not less than ten (10) Business Days’ notice of the intention of such Borrower or Guarantor to redeem or repurchase such Indebtedness (specifying the amount to be paid by Borrowers or Guarantors and the principal amount of such Indebtedness that Borrowers and Guarantors anticipate will be so redeemed or repurchased), (2) for the two (2) consecutive month period immediately prior to the date of any payment in respect of such redemption or repurchase, Excess Availability shall have been not less than $30,000,000, (3) Agent shall have received, not more than ten (10) Business Days prior to such payment and not less than five (5) Business Days prior to such payment, current, updated projections of the amount of the Borrowing Base and Excess Availability for the one month period after the date of any payment in respect of such redemption or repurchase, in a form reasonably satisfactory to Agent, representing Borrowers’ reasonable best estimate of the future Borrowing Base and Excess Availability for the period set forth therein as of the date not more than ten (10) days prior to the date of the payment in respect of such redemption and repurchase, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions, (4) the amount of the Excess Availability as set forth in such projections for such one month period shall be not less than $20,000,000, and (5) as of the date of any such payment and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing; and

(x) contingent Indebtedness arising pursuant to the guarantees existing on the Term Loan Closing Date by the Term Loan Guarantors of the Indebtedness of Operating arising under the Term Loan Documents to the extent such Indebtedness of Operating is permitted hereunder, set forth in the Term Loan Agreement.”

3.5 Loans, Investments, Etc. As of the Term Loan Closing Date, Section 9.10 of the Loan Agreement is hereby amended by adding the following new subsection (m) at the end thereof:

“(m) an intercompany loan by Operating to Parent on or before the Senior Discount Debenture Redemption Date in an aggregate principal amount not to exceed $23,000,000 less the amount of any dividend paid by Operating to Parent pursuant to Section 9.11(j); provided, that, the Indebtedness arising pursuant to such loan shall be evidenced by a promissory note or other instrument, which shall, to the extent required under the terms of the Term Loan Agreement be promptly delivered to Term Loan Agent to hold on behalf of Agent subject to the terms of the Intercreditor Agreement or to Agent, and which note shall be unsecured and subordinated in right of payment to the payment in full in cash of the Obligations pursuant to the terms of such promissory note or an intercompany subordination agreement that, in any such case, is satisfactory to Agent.”

3.6 Restricted Payments. As of the Term Loan Closing Date, Section 9.11 of the Loan Agreement is hereby amended by adding the following new subsection (j) at the end thereof:

“(j) Operating may, on or before the Senior Discount Debenture Redemption Date, declare and pay a dividend to Parent in an amount not to exceed $23,000,000 less the amount of any loan outstanding from Operating to Parent pursuant to Section 9.10(m).”

3.7 Limitation of Restrictions Affecting Subsidiaries. As of the Term Loan Closing Date, Section 9.17(d) of the Loan Agreement is hereby amended by deleting the term “and” prior to subsection (vi) thereto and adding a new subsection (vii) thereto at the end of subsection (vi) thereof as follows: “and (vii) the Term Loan Documents.”

3.8 Events of Default.

(a) As of the Term Loan Closing Date, Section 10.1 of the Loan Agreement is hereby amended by deleting subsection (i) thereto in its entirety and substituting the following therefor:

“(i) any default by any Borrower or any Obligor under any agreement, document or instrument other than the Term Loan Documents relating to any Indebtedness owing to any person other than Lenders, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lenders, in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any Material Contract (including, without limitation, any of the Credit Card Agreements), which default continues for more than the applicable cure period, if any, with respect thereto which default has or could reasonably be expected to have a Material Adverse Effect, or any Credit Card Issuer or Credit Card Processor (other than with a Credit Card Issuer or Credit Card Processor where the sales using the applicable card are less than ten (10%) percent of all such sales in the immediately preceding fiscal year) withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $2,000,000 or any such Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts in excess of $50,000 in the aggregate in any fiscal year of Borrowers and Guarantors from any deposit account of any Borrower;”

(b) As of the Term Loan Closing Date, Section 10.1 of the Loan Agreement is hereby amended by adding a new Section 10.1(p) at the end thereof as follows:

“(p) (i) the failure of any Borrower or Guarantor to pay when due any principal of or interest on or any other amount payable in respect of the Term Loan Documents beyond the grace period, if any provided therefore or (ii) any other default under the Term Loan Documents shall exist beyond the grace period, if any, provided therefor (including, but not limited to, the failure of any party thereto to comply in any material respect with any of the terms thereof) if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity.

Section 4. Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Agent and Lenders pursuant to the other Financing Agreements, each of Borrowers and Guarantors, jointly and severally, hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

4.1 Due Execution; Non-Contravention.

(a) As of the date hereof, this Amendment No. 3 has been duly executed and delivered by all necessary action on the part of Borrowers and Guarantors and, if necessary, their respective stockholders, and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

(b) As of the Term Loan Closing Date, the execution, delivery and performance of the Term Loan Documents (i) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers, (ii) have been duly authorized, (iii) to Borrowers’ and Guarantors’ knowledge, are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by-laws, membership agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor (other than the security interests in favor of Term Loan Agent to the extent permitted under the Loan Agreement as amended hereby).

(c) As of the Term Loan Funding Date, the execution, delivery and performance of the 9 3/4% Note Tender Offer Documents, the Senior Discount Debenture Redemption Documents, the 5.0% Note Credit Agreement, and all other agreements in connection with the Transactions and all of the Transactions (i) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers, (ii) have been duly authorized, (iii) to Borrowers’ and Guarantors’ knowledge, are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by-laws, membership agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor (other than the security interests in favor of Term Loan Agent to the extent permitted under the Loan Agreement as amended hereby).

4.2 Term Loan Arrangements.

(a) As of the Term Loan Closing Date:

(i) All actions and proceedings required by the Term Loan Documents, applicable law and regulation shall have been taken and the transactions required thereunder shall have been duly and validly taken and consummated.

(ii) No court of competent jurisdiction shall have issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Term Loan Documents and no governmental action or proceeding shall have been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Term Loan Documents.

(iii) No loans or advances have been made under the Term Loan Documents and no Indebtedness is or will be outstanding under the Term Loan Documents prior to the Term Loan Funding Date.

(iv) Borrowers shall have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Term Loan Documents.

(b) As of the Term Loan Funding Date:

(i) Operating has borrowed not less than $285,000,000 from the term loans under the Term Loan Documents.

(ii) Operating shall have deposited in the Term Loan Collateral Account the proceeds of the Term Loan Credit Facility in an amount not less than the amount necessary to prepay or redeem any 9 3/4% Notes that shall remain outstanding immediately following the Term Loan Funding Date.

(iii) All funds in the Term Loan Collateral Account shall only be used for (A) the repurchase of the 9 3/4% Notes pursuant to the 9 3/4% Note Tender Offer Documents on the 9 3/4% Note Tender Offer Closing Date and to the extent of any then remaining 9 3/4% Notes outstanding thereafter, the redemption of such 9 3/4% Notes pursuant to the 9 3/4% Notes Redemption Documents on the 9 3/4% Note Redemption Date or (B) in the event that any funds remain in the Term Loan Collateral Account on the date that is forty-five (45) days after the Term Loan Funding Date, a mandatory prepayment of principal of the Indebtedness under the Term Loan Documents.

4.3 Redemption of Senior Discount Debentures. As of the Senior Discount Debenture Notice Date, Parent has executed and delivered, or caused to be executed and delivered, a notice of redemption and any other documents that may be required under the terms of the Senior Debenture Indenture and taken such other actions as may be required thereunder in order for the Senior Discount Debentures to be redeemed on the Senior Discount Debenture Redemption Date pursuant to the Senior Discount Debentures Redemption Documents. As of the Senior Discount Debenture Redemption Date:

(a) The Senior Discount Debenture Redemption Documents and the transactions contemplated thereunder shall have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto, including the fulfillment of all conditions precedent set forth therein and after giving effect thereto on the Senior Discount Debenture Redemption Date, Parent shall have redeemed, repurchased or cancelled all of the outstanding Senior Discount Debentures in the principal amount of not more than $143,000,000 and the Indebtedness and other obligations and liabilities of Parent or any of the other Borrowers and Guarantors in respect thereof have been satisfied and performed and all of the Senior Discount Debentures shall have been cancelled.

(b) All actions and proceedings required by the Senior Discount Debenture Redemption Documents, applicable law and regulation shall have been taken and the transactions required thereunder shall have been duly and validly taken and consummated.

(c) No court of competent jurisdiction shall have issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Senior Discount Debenture Redemption Documents and no governmental action or proceeding shall have been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Senior Discount Debenture Redemption Documents.

(d) Borrowers shall have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Senior Discount Debenture Redemption Documents, and Agent shall have received, in form and substance satisfactory to Agent, evidence that all of the Senior Discount Debentures have been repurchased or redeemed and cancelled.

4.4 9 3/4% Notes Tender Offer and Redemption.

(a) As of the Term Loan Funding Date and the 9 3/4% Tender Offer Closing Date:

(i) Operating has executed and delivered, or caused to be executed and delivered, a notice of redemption and any other documents that may be required under the terms of the Black Canyon Indenture and any other Black Canyon Documents and taken such other actions as may be required thereunder in order for all of the 9 3/4% Notes that have not been purchased by Operating pursuant to the 9 3/4% Notes Tender Offer on the 9 3/4% Note Tender Offer Closing Date to be redeemed on the 9 3/4% Note Redemption Date pursuant to the 9 3/4% Redemption Documents.

(ii) The holders of not less than a majority in aggregate principal amount of the outstanding 9 3/4% Notes shall have agreed to tender, and shall have tendered, all of their 9 3/4% Notes pursuant to the 9 3/4% Note Tender Offer Documents and consented to the amendments and supplements to the Black Canyon Indentures set forth in the Black Canyon Supplemental Indentures, dated as of October 17, 2005, true, correct and complete copies of which have been delivered to Agent prior to the date of this Amendment No. 3.

(iii) The 9 3/4% Note Tender Offer Documents and the transactions contemplated thereunder shall have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment of all conditions precedent set forth therein and after giving effect thereto and including (A) the amendment of the Black Canyon Indenture pursuant to the Black Canyon Supplemental Indentures, which shall be in full force and effect, (B) the termination and release of all security interests and liens that secure the Indebtedness and other obligations and liabilities evidenced by or arising under the 9 3/4% Notes and the other Black Canyon Documents, and (C) the subordination of the Indebtedness and other obligations and liabilities evidenced by or arising under the 9 3/4% Notes and the other Black Canyon Documents to the payment in full of the Obligations on terms and conditions satisfactory to Agent.

(iv) All actions and proceedings required by the 9 3/4% Note Tender Offer Documents, applicable law and regulation shall have been taken and the transactions required thereunder shall have been duly and validly taken and consummated.

(v) No court of competent jurisdiction shall have issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the 9 3/4% Note Tender Offer Documents and no governmental action or proceeding shall have been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the 9 3/4% Note Tender Offer Documents.

(vi) Borrowers shall have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the 9 3/4% Note Tender Offer Documents.

(b) As of the 9 3/4% Note Redemption Date:

(i) The 9 3/4% Note Redemption Documents and the transactions contemplated thereunder shall have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment of all conditions precedent set forth therein and after giving effect thereto, Operating has acquired or redeemed all of the then outstanding 9 3/4% Notes and all of the Indebtedness and other obligations and liabilities of Operating evidenced by or arising under such 9 3/4% Notes have been satisfied and performed and all such 9 3/4% Notes have been cancelled.

(ii) All actions and proceedings required by the 9 3/4% Note Redemption Documents, applicable law and regulation shall have been taken and the transactions required thereunder had been duly and validly taken and consummated.

(iii) No court of competent jurisdiction shall have issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the 9 3/4% Note Redemption Documents and no governmental action or proceeding shall have been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the 9 3/4% Note Redemption Documents.

(iv) Borrowers shall have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the 9 3/4% Note Redemption Documents, and Agent shall have received, in form and substance satisfactory to Agent, evidence that all of the 9 3/4% Notes have been repurchased or redeemed and cancelled.

Section 5. Conditions.

5.1 General. Subject to Sections 5.2 and 5.3 hereof, the effectiveness of each of the consents and amendments set forth in this Amendment No. 3 shall be subject to the satisfaction of each of the following conditions:

(a) Agent shall have received an original of this Amendment No. 3, duly authorized, executed and delivered by Borrowers and Guarantors;

(b) Agent shall have received all consents of Lenders required for the consents and amendments provided for herein;

(c) Agent shall have received evidence, in form and substance satisfactory to Agent, that Borrowers and Guarantors have obtained all necessary consents and approvals to the execution, delivery and performance of this Amendment No. 3 and to the Transactions, which are and shall remain in full force and effect;

(d) Agent shall have received, in form and substance satisfactory to Agent, an amendment to the Deed of Trust relating to the Real Property located in the Commonwealth of Virginia, duly authorized, executed and delivered by the owner of such Real Property;

(e) Agent shall have received, in form and substance satisfactory to Agent, an endorsement (or a commitment to issue an endorsement) to the existing title insurance policy relating to the Real Property located in the Commonwealth of Virginia, (i) insuring the priority and amount of the Deed of Trust (as so amended) relating to such Real Property and (ii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for the protection of its interest with respect to the Deed of Trust (as so amended);

(f) Agent shall have received, in form and substance satisfactory to Agent, an endorsement (or a commitment to issue an endorsement) to the existing title insurance policy relating to the Real Property located in the State of North Carolina, increasing the amount of coverage provided by such title insurance policy;

(g) Agent shall have received, in form and substance satisfactory to Agent, flood certifications relating to the Real Property located in the Commonwealth of Virginia and the State of North Carolina; and

(h) after giving effect to each of the consents and amendments set forth herein, no Default or Event of Default shall exist or have occurred.

5.2 Term Loan Credit Facility Closing. The effectiveness of the consent set forth in Section 2.1(a) shall be subject to the satisfaction of each of the following conditions:

(a) each of the conditions set forth in Section 5.1 hereof shall have been and shall be satisfied;

(b) Agent shall have received, in form and substance satisfactory to Agent, evidence that the Term Loan Documents (including, but not limited to, the Term Loan Intercreditor Agreement) have been duly authorized, executed and delivered by Borrowers and duly executed and delivered by the other parties thereto in accordance with their term;

(c) Agent shall have received the Term Loan Documents, which shall be in form and substance satisfactory to Agent; and

(d) each of the conditions set forth in this Section 5.2 hereof shall have been satisfied on or before May 31, 2006.

5.3 Term Loan Credit Facility; 9 3/4% Note Tender Offer Closing. The effectiveness of the consents set forth in Sections 2.1(b), 2.1(c), 2.1(d), 2.1(e), 2.1(f), 2.1(g) and 2.1(h) shall be subject to the satisfaction of each of the following conditions:

(a) each of the conditions set forth in Sections 5.1 and 5.2 hereof shall have been and shall be satisfied;

(b) the aggregate Excess Availability of Borrowers as determined by Agent (calculated based upon the Borrowing Base as in effect on the Term Loan Funding Date), as of the consummation of the initial funding of the term loans under the Term Loan Credit Facility, shall be not less than $35,000,000 after giving effect to the initial funding of the term loans under the Term Loan Credit Facility and after giving effect to all payments required under the terms of the 9 3/4% Note Tender Offer Documents and the deposit of funds in the Term Loan Collateral Account as required under Section 5.3(c) below;

(c) Agent shall have received, in form and substance satisfactory to Agent, evidence that proceeds of the initial funding of the term loans under the Term Loan Credit Facility in an amount not less than the amount necessary to repurchase, prepay or redeem any 9 3/4% Notes that shall remain outstanding immediately following the Term Loan Funding Date, shall have been deposited into the Term Loan Collateral Account or otherwise directed to repurchase, prepay or redeem the 9 3/4% Notes;

(d) Operating has borrowed not less than $285,000,000 of the loans pursuant to the Term Loan Documents;

(e) Agent shall have received, in form and substance satisfactory to Agent, evidence that the liens on and security interests in the assets of Operating and the Black Canyon Guarantors granted pursuant to the Black Canyon Security Agreement will be released and terminated (including UCC termination statements with respect to financing statements filed of record with respect to such liens and security interests) upon the initial funding of the term loans under the Term Loan Documents;

(f) Agent shall have received, in form and substance satisfactory to Agent, evidence that the 9 3/4% Note Tender Offer Documents have been duly authorized, executed and delivered by the parties thereto in accordance with their terms and as stated in the Offer to Purchase for Cash Any and All Outstanding 9 3/4% Senior Subordinated Notes due 2014 (CUSIP No. 46612GAC1) and Solicitation of Consents to Amendments to the Related Indenture, dated October 3, 2005, Operating has acquired 9 3/4% Notes in the principal amount of not less than a majority in principal amount of such 9 3/4% Notes and all 9 3/4% Notes tendered pursuant thereto shall have been cancelled;

(g) Agent shall have received, in form and substance satisfactory to Agent, evidence that the Senior Discount Debenture Redemption Documents (other than such documents that effectuate the redemption thereof) have been duly authorized, executed and delivered by the parties thereto in accordance with their terms;

(h) Agent shall have received, each in form and substance reasonably satisfactory to Agent, each of the Term Loan Documents, the Senior Discount Debenture Redemption Documents, the 9 3/4% Note Tender Offer Documents and the 5.0% Note Credit Agreement, each as duly authorized, executed and delivered by the respective parties thereto;

(i) each of the conditions set forth in this Section 5.3 shall have been satisfied by no later than May 31, 2006.

Section 6. Term Loan Intercreditor Agreement. Each Lender (a) authorizes Agent to take any action reasonably related to the termination of any Black Canyon Document to which it is a party, (b) authorizes the execution, delivery and performance of the terms and conditions of the Term Loan Intercreditor Agreement by Agent in form and substance satisfactory to Agent (including, but not limited to, the subordination of the security interests and liens of Agent with respect to Collateral other than the Revolving Loan Priority Collateral to the security interests and liens of Term Loan Agent as provided therein) and (c) agrees to perform, comply with and be bound by all terms, conditions and covenants (as a Lender) of the Term Loan Intercreditor Agreement as if it were a signatory thereto.

Section 7. Miscellaneous.

7.1 Effect of this Amendment No. 3. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. The Loan Agreement and this Amendment No. 3 shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment No. 3 shall control.

7.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary, in the reasonable discretion of Agent, to effectuate the provisions and purposes of this Amendment No. 3.

7.3 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

7.4 Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.5 Counterparts. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic means also shall deliver an original executed counterpart of this Amendment No. 3, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 3 as to such party or any other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the date and year first above written.

J. CREW OPERATING CORP.
J. CREW INC.
GRACE HOLMES, INC. d/b/a J. CREW RETAIL
H.F.D. NO. 55, INC. d/b/a J. CREW FACTORY
J. CREW GROUP, INC.
MADEWELL INC.

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

J. CREW INTERNATIONAL, INC.

By:	/s/ Nicholas P. Lamberti
Name:	Nicholas P. Lamberti
Title:	Vice President and Controller

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation, as Agent and as Lender

By:	/s/ Jason Searle
Name:	Jason Searle
Title:	Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Loan and Security Agreement]

BANK OF AMERICA N.A.

By:	/s/ Kathleen Dimock
Name:	Kathleen Dimock
Title:	Managing Director

[Signature Page to Amendment No. 3 to Amended and Restated Loan and Security Agreement]

SIEMEN’S FINANCIAL SERVICES, INC.

By:	/s/ Joseph Accardi
Name:	Joseph Accardi
Title:	Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Loan and Security Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Steve Schuitt
Name:	Steve Schuitt
Title:	Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Loan and Security Agreement]

LASALLE RETAIL FINANCE, a division of Lasalle Business Credit, as agent for Standard Federal Bank National Association

By:	/s/ Dan O’Rourke
Name:	Dan O’Rourke

[Signature Page to Amendment No. 3 to Amended and Restated Loan and Security Agreement]

SCHEDULE A TO

AMENDMENT NO. 3 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Revolving Loan Priority Collateral

The term “Revolving Loan Priority Collateral” shall mean all of the following property now owned or at any time hereafter acquired by a Borrower or Guarantor, in which Borrower or Guarantor now has or at any time in the future may acquire any right, title or interests:

(a) all present and future rights of each Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, and that (i) is for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) is for services rendered or to be rendered, or (iii) arises out of the use of a credit or charge card or information contained on or for use with the card (such assets described in this paragraph (a) being referred to herein as “Accounts”);

(b) all of each Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (i) are held by Borrower or Guarantor for sale or lease in the ordinary course of business or to be furnished under a contract of service in the ordinary course of business; or (ii) consist of raw materials, work in process, finished goods or materials used or consumed in its business (such assets described in this paragraph (b) being referred to herein as “Inventory”);

(c) all real property, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, and any fixtures or equipment, such as pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing incinerating, electrical, air conditioning and air cooling equipment and systems, pollution control equipment, security systems, disposals, water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, generators, UPS power, racks, HVAC, boilers, water heaters, light fixtures, ceiling and exhaust fans, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing;

(d) all chattel paper (including all tangible and electronic chattel paper) arising in connection with or related to any of the Accounts, Inventory or other Revolving Loan Priority Collateral, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrowers’ and Guarantors’ past practices);

(e) all instruments (including all promissory notes) arising in connection with or related to any of the Revolving Loan Priority Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Schedule A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrowers’ and Guarantors’ past practices);

(f) all documents arising in connection with or related to any of the Revolving Loan Priority Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Schedule A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property as defined in this Schedule A (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrowers’ and Guarantors’ past practices);

(g) all deposit accounts and investment accounts used in connection with or related to any of the Accounts, Inventory or other Revolving Loan Priority Collateral (but excluding the Term Loan Collateral Account as defined below);

(h) all letters of credit, banker’s acceptances and similar instruments and including all letter of credit rights arising in connection with or related to any of the Revolving Loan Priority Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Schedule A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrowers’ and Guarantors’ past practices);

(i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of any of the Revolving Loan Priority Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Schedule A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to or part of any Inventory), including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to such Revolving Loan Priority Collateral; (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party; (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, other Revolving Loan Priority Collateral, including returned, repossessed and reclaimed goods; and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(j) all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts, but excluding Pledged Stock as defined below and excluding investment property in the Term Loan Collateral Account as defined below) and all monies, credit balances, deposits and other property of Borrower or Guarantor now or hereafter held or received by or in transit to Agent or any Lender or its affiliates or at any other depository or other institution from or for the account of a Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(k) all commercial tort claims arising from or in connection with any of the Revolving Loan Priority Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Schedule A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Borrowers’ and Guarantors’ past practices);

(l) to the extent not otherwise described above, (i) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (ii) all payment intangibles of a Borrower or Guarantor; (iii) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to a Borrower or Guarantor or otherwise in favor of or delivered to a Borrower or Guarantor in connection with any Account; (iv) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to a Borrower or Guarantor from the sale, lease or other disposition of any of the Revolving Loan Priority Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Schedule A, licensing of any other Revolving Loan Priority Collateral, rendition of services or otherwise relating to any Accounts, Inventory or other Revolving Loan Priority Collateral (including, without limitation, choses in action, causes of action, or other rights and claims of a Borrower or Guarantor against carriers, shippers, processors, warehouses, bailees, custom brokers, freight forwarders, or other third parties at any time in possession or control of, or using, any of the other Revolving Loan Priority Collateral or any sellers of any other Revolving Loan Priority Collateral and refunds of sales, use or excise taxes arising from the sale or other disposition of Inventory or other Revolving Loan Priority Collateral);

(m) all books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to any of the Revolving Loan Priority Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Schedule A, or any account debtor (including customer lists), together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of a Borrower or Guarantor with respect to the foregoing maintained with or by any other person); and

(n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Revolving Loan Priority Collateral

For purposes of this Schedule A, the following terms shall have the meanings given to them below:

(i) “Intellectual Property” shall have the meaning given to such term in the Term Loan Intercreditor Agreement.

(ii) “Pledged Stock” shall mean Collateral consisting of shares of capital stock of a Borrower, Guarantor or Subsidiary of a Borrower or Guarantor (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a Borrower, Guarantor or Subsidiary of a Borrower or Guarantor and all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase or subscribe for any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(iii) “Term Loan Collateral Account” shall mean the investment account which is a restricted account maintained by Operating with Term Loan Agent, an affiliate of Term Loan Agent or at a financial institution otherwise designated by Term Loan Agent into which Parent or Operating shall have deposited (a) proceeds of the Term Loan Credit Facility in an amount not less than the amount necessary to prepay or redeem any 9 3/4% Notes that shall remain outstanding immediately following the Term Loan Funding Date and (b) such other amounts to be utilized for such purposes as expressly permitted under the Term Loan Intercreditor Agreement; and which investment account is established and used solely for the purpose of holding such proceeds and such other amounts and at all times shall be subject to the perfected security interest of Term Loan Agent.